UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2007

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	000-29278	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10611 Harwin Drive, Suite 402, Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

                On October 19, 2007, KMG Chemicals, Inc. entered into a definitive purchase and sale agreement with Air Products and Chemicals, Inc. (the “Seller”) to acquire certain chemical manufacturing equipment and facilities in Pueblo, Colorado and near Milan, Italy for a total purchase price of $74.6 million. The purchase price includes estimated working capital and accrued liabilities of $27.5 million. The purchased assets comprise the high purity process chemicals business of Seller, a leading supplier of high purity wet process chemicals to the semiconductor industry.  High purity process chemicals are used in the production of semiconductors, liquid crystal displays and silicon wafers, and has applications in cleaning, etching, drying, edge bead removal and other uses for those products. The acquisition, which is expected to close by the end of December, 2007, is subject to customary closing conditions.

A copy of the press release announcing the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01               Financial Statements and Exhibits

(d)                                 Exhibits.

                                                10.36                     Asset Purchase Agreement dated October 19, 2007 between the company and Air Products and Chemicals, Inc.

99.1          Press Release, dated October 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By: /s/ John V. Sobchak	Date: October 24, 2007
John V. Sobchak,
Chief Financial Officer